UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2008

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DNAPrint Genomics, Inc.

(Exact name of registrant as specified in its charter)

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Utah	0-31905	59-2780520
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1621 West University Parkway, Sarasota, FL  34243

(Address of Principal Executive Office) (Zip Code)

(941) 366-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

(a)

As previously reported, on February 25, 2008, the Laboratory for Translational Research at Harvard Medical School gave notice to the Registrant that the Registrant must pay certain past due amounts within 30 days or the exclusive license agreement with Harvard College for sponsored research and the clinical development and commercialization of a diagnostic test targeting early identification of the population at risk of developing vascular diabetic complications would be terminated.  The Registrant was unable to pay such amounts.  Therefore, as anticipated, this agreement has been terminated.  As a result of this termination, the Registrant will no longer be able to conduct its diabetes project.

(b)

As previously reported, on January 18, 2008, the Registrant entered into a nonbinding letter of intent with Nanobac Pharmaceuticals, Incorporated, and the letter of intent was amended on February 1, 2008.  The Registrant has now terminated that letter of intent, and the transaction contemplated thereby will not be consummated.

ITEM 8.01

OTHER EVENTS

As previously reported, the Registrant does not have sufficient cash resources to be able to pay outstanding fees to its auditors and consultants necessary for the preparation of its 2007 10-KSB filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DNAPrint Genomics, Inc.

By:	/s/ Richard Gabriel
Richard Gabriel Chief Executive Officer & President

Date: April 3, 2008